                         EXECUTIVE EMPLOYMENT AGREEMENT

          THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 5th day of January, 2000, effective as of the 5th day of January, 2000 (the latter date shall be referred to as the "Effective Date"), by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Corporation"), and Laurie A. Allen, an individual ("Officer") (hereinafter, Corporation and Officer will be referred to collectively as the "Parties").

                                     RECITAL

          WHEREAS, Corporation desires to employ Officer as its Senior Vice President - Business Development and Legal Affairs and Secretary, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, this Agreement shall be subject to the approval of the Compensation Committee, which is expected no later than February 14, 2000.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. POSITION AND DUTIES; LOCATION.

          During the Term (as defined below) of this Agreement, Officer agrees to be employed by and to serve Corporation as its Senior Vice President - Business Development and Legal Affairs and Secretary. Corporation agrees to employ and retain Officer in such capacities. Officer shall devote her full business time, energy, and skill to the affairs of Corporation. Notwithstanding the foregoing, Officer shall be entitled to consult not more than fifteen (15) hours per month for ARIAD Pharmaceuticals, Inc. Officer shall report to the Chief Executive Officer of the Corporation or such other officer as the Chief Executive Officer shall direct. Officer shall be based at Corporation's office in Pasadena, California.




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2. TERM OF EMPLOYMENT.

                  The Term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2000 (the "Term"); PROVIDED, HOWEVER, that on December 31, 2000, and on each anniversary thereof, the Term of this Agreement shall automatically be extended for one (1) additional year unless, not later than ninety (90) days prior to such date, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement. If Officer's employment hereunder shall terminate by reason of the expiration of the Term (including any extensions thereof), the date of such termination shall be referred to as the "Termination Date."

3. COMPENSATION, BENEFITS AND REIMBURSEMENT.

          3.1. BASE SALARY. During the Term of this Agreement and subject to the terms and conditions set forth herein, Corporation agrees to pay to Officer an initial annual "Base Salary" of two hundred and fifteen thousand dollars ($215,000), or such other amount as may from time-to-time be determined by Corporation. Unless otherwise agreed in writing by Officer and Corporation, the Base Salary shall be payable in substantially equal semimonthly installments in accordance with the standard policies of Corporation in existence from time-to-time.

          3.2. ADJUSTMENTS IN BASE SALARY. Officer's Base Salary shall be reviewed for the possibility of upward adjustments no less frequently than on each anniversary of the Effective Date during the Term of this Agreement.

          3.3. RELOCATION REIMBURSEMENT. Officer shall be entitled to receive reimbursement for relocating to Los Angeles, California, in an amount equal to and no greater than $35,000, such reimbursement shall be earned, due and payable on April 1, 2000.

          3.4. DISCRETIONARY BONUS. If Officer is in good standing, as finally determined by the Chief Executive Officer with the concurrence of the Board of Directors ("Board"), Officer shall be eligible to receive a discretionary bonus for each fiscal year of Corporation during the Term of this Agreement, with the actual amount of any such bonus to be determined by the Chief Executive Officer with the concurrence of the Board (or a committee of the Board) based upon an evaluation of Officer's and Corporation's performance during such year and such other factors and conditions as the Board (or a committee of the Board) deems relevant.



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

          3.5. STOCK OPTIONS. Subject to the approval of the Board (or a committee of the Board) and pursuant to the terms of a stock option agreement issued under a stock option plan of the Corporation, Corporation shall grant to Officer the right and option to purchase 70,000 shares of the authorized but unissued Common Stock of Corporation on the terms and conditions set forth therein. Nothing contained herein shall be construed to increase or decrease Officer's compensation and/or benefits in existence at the time the options are granted.

          3.6. ADDITIONAL BENEFITS. Officer shall be entitled to the following additional benefits under this Agreement:

          (a) OFFICER BENEFITS. During the Term of this Agreement, Officer shall be eligible to participate in Corporation's existing medical plan and 401(k) plan and such existing stock incentive plans available to senior management of the Corporation in accordance with the terms and conditions of such plans. During the Term of this Agreement, Corporation shall pay one hundred percent (100%) of Officer's medical premiums under Corporation's medical plan and any other welfare benefit plans for which Officer qualifies that are in existence from time to time.

          (b) VACATION. During the Term of this Agreement, Officer shall be entitled to up to four (4) weeks paid vacation annualized during each calendar year during the Term of this Agreement. Limits on accrual of vacation not taken during any calendar year shall be subject to and in accordance with Corporation's existing policy.

          (c) REIMBURSEMENT FOR EXPENSES. During the Term of this Agreement, Corporation shall reimburse Officer for all reasonable out-of-pocket business and/or entertainment expenses incurred by Officer for the purpose of and in connection with the performance of her services pursuant to this Agreement and in accordance with any existing travel and expense reimbursement policies of Corporation. Officer shall be entitled to such reimbursement upon the presentation by Officer to Corporation of vouchers or other statements itemizing such expenses in reasonable detail consistent with Corporation's policies. In addition, Officer shall be entitled to reimbursement for (i) dues and membership fees in professional organizations and/or industry associations in which Officer is currently a member or becomes a member, and (ii) appropriate industry seminars and mandatory continuing education.



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

          (d) WITHHOLDING. Compensation and benefits paid to Officer under this Agreement shall be subject to applicable federal, state and local wage deductions and other deductions required by law.

4. TERMINATION OF THE AGREEMENT.

          4.1. TERMINATION WITHOUT CAUSE. In the event that Corporation terminates this Agreement without Cause (as defined below), Officer shall be entitled to a severance payment equal to nine (9) months ("Severance Period") of Officer's annualized Base Salary ("Severance Payment"). Such Severance Payment shall be payable in monthly installments during the Severance Period, in accordance with the provisions set forth in Paragraph 3.1 above. Officer shall not be entitled to receive a Severance Payment hereunder if she voluntarily terminates her employment or is terminated by reason of death or disability or for Cause.

          4.2. TERMINATION FOLLOWING A CHANGE IN CONTROL. In the event that Corporation terminates this Agreement without Cause (as defined below) following a Change in Control (as defined below), Corporation shall pay Officer the Severance Payment, in accordance with Paragraph 4.1 above, and provide for immediate and full vesting of any stock options granted to Officer under Corporation's stock option plan. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

     (i) Any Person, as such term is used in section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time-to-time (the "Exchange Act"), as modified and used in sections 13(d) and 14(d) thereof, (other than (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (E) a person or group as used in Rule 13d-1(b) under the Exchange Act) is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates other than in connection with the acquisition by the Corporation or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or


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     (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

     (iii) There is consummated a merger or consolidation of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least seventy-five percent (75%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates other than in connection with the acquisition by the Corporation or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

     (iv) The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.




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          4.3. TERMINATION FOR CAUSE. Prior to the Termination Date, the
Corporation shall have the right to terminate this Agreement for Cause immediately after written notice has been delivered to Officer, which notice shall specify the reason for and the effective date of such Termination. For purposes of this Agreement, "Cause" shall mean the following:

     (i) Officer's Material breach, repudiation or failure to comply with or perform (a) any of the terms of this Agreement, (b) any of Officer's duties, or (c) any of Corporation's policies or procedures (including without limitation any such policies or procedures relating to conflicts of interests or standards of business conduct); or Officer's deliberate interference with the compliance by any other employee of Corporation with any of the foregoing; or

     (ii) The conviction of Officer for, or pleading by Officer of no contest (or similar plea) to, fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony, other than a crime for which vicarious liability is imposed upon Officer solely by reason of Officer's position with Corporation and not by reason of Officer's conduct.

          Before terminating the Agreement pursuant to this Paragraph 4.3(i), Corporation first shall have given Officer written notice specifying the nature of the breach, repudiation or failure to comply and thirty (30) days thereafter in which to cure such Material breach, repudiation or failure to comply, and Officer shall have failed to cure. For purposes of this Paragraph 4.3, "Material" shall mean a breach, repudiation or failure that the Board determines has resulted in material injury to Corporation.

          4.4. OFFSET. Although Officer shall not be required to mitigate damages under this Agreement by seeking other comparable employment or otherwise, the amount of any payment or benefit provided for in this Agreement shall be reduced by any compensation earned by or provided to Officer as the result of employment by an employer other than Corporation prior to the expiration of the Term of this Agreement.




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5. NONCOMPETITION.

                  During the Term of this Agreement, including the period, if any, with respect to which Officer shall be entitled to Severance Payments, Officer shall not engage in any activity that is or may be competitive with the business of Corporation, directly or indirectly, whether or not for compensation, including, but not limited to, providing services similar to those provided by the Company; offering or soliciting or accepting an offer, to provide such services or taking any action to form, or become employed by, a firm or business to provide such services.

6. MISCELLANEOUS.

          6.1. CONFIDENTIALITY. Without limiting the scope of the Agreement Regarding Proprietary Information between the Parties, dated as of January 5, 2000 (the "Proprietary Information Agreement"), Officer agrees that all confidential and proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the Term of this Agreement, except as may be permitted in writing by the Board or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

          6.2. WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

          6.3. ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement (together with the Proprietary Information Agreement and any other agreements and plans referred to herein) represents the entire understanding between the Parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.




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          6.4. NOTICES. All notices and other communications under this
Agreement shall be in writing and shall be given by facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

          If to Corporation:        Alexandria Real Estate Equities, Inc.
                                    135 North Los Robles Avenue, Suite 250
                                    Pasadena, CA  91101
                                    Phone:   (626) 578-0777
                                    Facsimile:      (626) 578-0770
                                    Attn:   Joel S. Marcus, CEO

          If to Officer:            Laurie A. Allen
                                    357 Comstock Avenue
                                    Los Angeles, CA 90024
                                    Phone:   (310) 441-9576

          6.5. HEADINGS. The Paragraph headings herein are intended for reference only and shall not determine the construction or interpretation of this Agreement.

          6.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

          6.7. ARBITRATION. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the Parties shall be submitted to ENDISPUTE for final and binding arbitration pursuant to ENDISPUTE's Arbitration Rules incorporated herein by reference, which arbitration shall take place in Los Angeles, California and shall be the exclusive remedy of the Parties hereto. The resulting arbitration shall be deemed a final order of a court having jurisdiction over the subject matter, shall not be appealable, and shall be enforceable in any court of competent jurisdiction. Submission to arbitration shall not preclude the right of any party hereto involved in a dispute regarding this Agreement (each a "Disputing Party" and collectively, the "Disputing Parties") to institute proceedings at law or in equity for injunctive or other relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. Any documentation and information submitted by any party in the


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arbitration proceeding shall be kept strictly confidential by the Parties and the arbitrator.

          In addition to any other relief or award granted by the arbitrator to either Disputing Party, the arbitrator shall determine the extent to which each Disputing Party has prevailed as to the material issues raised in the arbitration, and, based upon such determination, shall apportion to each Disputing Party its ratable share of (i) the Disputing Parties' reasonable attorneys' fees and other costs reasonably incurred in the arbitration, (ii) the expense of the arbitrator, and (iii) all other expenses of the arbitration. The arbitrator shall make such determination and apportionment whether or not the dispute proceeds to a final award.

          6.8. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

          6.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

          6.10 INDEMNIFICATION. In addition to any rights to indemnification to which Officer is entitled under the Corporation's Articles of Incorporation and By-Laws, Corporation shall indemnify Officer at all times during and after the Term of this Agreement to the maximum extent permitted under Section 2-418 of the General Corporation Law of the State of Maryland or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.




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          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

                                   CORPORATION:

                                   ALEXANDRIA REAL ESTATE

                                   EQUITIES, INC.

                                   a Maryland corporation

                                   By: /s/ JOEL S. MARCUS
                                       -------------------------------------
                                       Joel S. Marcus
                                       Chief Executive Officer


                                   Date: FEBRUARY 4, 2000
                                         -----------------------------------

                                   OFFICER:

                                   /s/ LAURIE A. ALLEN
                                   ------------------------------------------
                                          Laurie A. Allen


                                   Date: FEBRUARY 4, 2000
                                         ------------------------------------



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